UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2015

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

32 Wiggins Avenue Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 457-9000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 3, 2015. Proxies were solicited pursuant to the Company’s proxy statement filed on April 23, 2015, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation. At the meeting, holders of the Company’s common stock were asked:

1.
To elect three (3) Class I directors nominated by the Board of Directors, each to serve until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; and
3.	To consider and approve an advisory vote regarding the compensation of the Company’s Named Executive Officers.

A total of 13,635,675 shares of Common Stock were present in person or by proxy at the meeting, representing approximately 91% of the voting power of the Company entitled to vote at the meeting. Each share of the Company’s common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

PROPOSAL 1

Each of the Company’s nominees for director as listed in the proxy statement was elected as shown in the table below:

Nominee	Votes “For”	Votes Withheld	Broker Non-Votes
Dr. Joseph L. Bower	9,284,126	821,663	3,529,886
Mr. Jeffery S. Thompson	9,428,440	677,349	3,529,886
Dr. Glenn R. Larsen	9,965,957	139,832	3,529,886

PROPOSAL 2

Stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year as shown in the table below:

For	Against	Abstained	Broker Non-Votes
13,557,551	64,675	13,449	0

PROPOSAL 3

Stockholders approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement of the Meeting as shown in the table below:

For	Against	Abstained	Broker Non-Votes
9,254,687	824,032	27,070	3,529,886

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: June 8, 2015	By:	/s/ Sylvia Cheung
Name: Sylvia Cheung
Title: Chief Financial Officer